Exhibit 32.1

CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CONMED Corporation, a New York corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	October 25, 2013	/s/Joseph J. Corasanti
Joseph J. Corasanti
President and
Chief Executive Officer

Date:	October 25, 2013	/s/Robert D. Shallish, Jr.
Robert D. Shallish, Jr.
Executive Vice President, Finance and
Chief Financial Officer

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